Exhibit 99.1

PEDEVCO Announces Acquisition of Additional Producing
Acreage in the Permian Basin and Updates on New Horizontal San Andres Wells

Initial 3 Horizontal Wells with Average Peak IP of 414 BOEPD and IP30 of 346 BOEPD

Houston, Texas, June 13, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced that, effective June 10, 2019, it closed the acquisition of an additional 2,076 net acres in the Permian Basin and approximately 30 gross barrels of oil per day of operated oil production from a private operator. These assets are located in the San Andres play on the Northwest Shelf of the Permian Basin situated in Chaves and Lea Counties in eastern New Mexico. 1,280 acres of the newly acquired asset are contiguous with the Company's Chaveroo field and are offset to the Company’s recently drilled Haley Chaveroo SA Unit 305H horizontal well.

In addition, the Company announced today that three new horizontal wells drilled in the Company's Chaveroo field, the Haley Chaveroo SA Unit 305H, the Jennifer Chaveroo SA Unit 251H, and the Jennifer Chaveroo SA Unit 361H, achieved an average peak daily rate (“IP24”) of 414 barrels of oil equivalent per day ("BOEPD") (87% oil) per well, or 99 BOE per 1,000 feet, and an average thirty-day peak initial production rate ("IP30") of 346 BOEPD (86% oil) per well, or 82 BOE per 1,000 feet. The fourth new horizontal well, the Haley Chaveroo SA Unit 345H, is expected to hit its peak rate in November 2019, and the fifth new horizontal well, the Morrison Unit 942H, is estimated to be completed and put online in September 2019.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.
1-855-733-3826
PR@pedevco.com